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                                                                     EXHIBIT 4.1


               AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT


      THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") dated as of November 9, 2001, between Geron Corporation, a Delaware corporation (the "COMPANY"), and the undersigned (together with its affiliates, the "INITIAL INVESTOR").

                                 WITNESSETH:

      WHEREAS, Company and the Initial Investor are parties to that certain Registration Rights Agreement dated as of June 29, 2000 (the "REGISTRATION RIGHTS AGREEMENT");

      WHEREAS, the Initial Investor acknowledges that the Company has filed, and obtained effectiveness of, a Registration Statement (as defined in the Registration Rights Agreement) registering the number of shares of Common Stock required pursuant to Section 2(a) of the Registration Rights Agreement; and

      WHEREAS, the parties to the Registration Rights Agreement desire to modify and amend certain provisions of the Registration Rights Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Company and the Initial Investor acknowledge and agree that Section 1(a)(iii) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

            (iii) "REGISTRABLE SECURITIES" means (A) the Series D Closing Conversion Shares (as defined in the Restructuring Agreement, dated November 9, 2001, by and between the Company and the Initial Investor (the "RESTRUCTURING AGREEMENT")); (B) the Debenture Shares (as defined in the Restructuring Agreement) issued or issuable upon conversion or otherwise pursuant to the Amended Series D Debentures (as defined in the Restructuring Agreement) (including, without limitation, shares of Common Stock issued or issuable in respect of interest or in redemption of the Amended Series D Debentures in accordance with the terms of the Amended Series D Debentures and Section 2(c) herein); (C) the Warrant Shares (as defined in the Restructuring Agreement) issued or issuable upon exercise of or otherwise pursuant to the Amended Series D Warrants (as defined in the Restructuring Agreement); and (D) any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.
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      2. The Company and the Initial Investor acknowledge and agree that the following sentence shall be added to the Registration Rights Agreement as the last sentence of Section 3(b):

      So long as the Company files and obtains effectiveness of the New Series D Registration Statement (as defined in the Restructuring Agreement) and the Series D Registration Supplement (as defined in the Restructuring Agreement) within fifteen (15) days of the Closing Date (as defined in the Restructuring Agreement) and the Maximum Series D Registered Shares (as defined in the Restructuring Agreement) remain registered during the Registration Period, the Company shall not be required to register 125% of the Registrable Securities issued or issuable in accordance with this
      Section 3(b).

      This Amendment shall form and be a part of the Registration Rights Agreement. This Amendment shall modify the Registration Rights Agreement solely as to the terms which are expressly stated herein, and all other terms and conditions of the Registration Rights Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Unless otherwise specified herein, capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Restructuring Agreement dated November 9, 2001, by and between the Company and the Initial Investor.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


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      IN WITNESS WHEREOF, the Company and the Initial Investor have caused this
Amendment to be executed and delivered as of the date first written above.


                                    GERON CORPORATION


                                    By:       /s/ David L. Greenwood
                                              ----------------------------------
                                    Name:     David L. Greenwood
                                    Title:    Senior Vice President,
                                              Corporate Development and Chief
                                              Financial Officer


                                    RGC INTERNATIONAL INVESTORS, LDC
                                    By:      Rose Glen Capital Management,
                                             L.P., Investment Manager
                                             By:      RGC General Partner Corp.,
                                                      as General Partner

                                    By:  /s/ Wayne D. Bloch
                                        ----------------------------------------
                                          Wayne D. Bloch
                                          Managing Director


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